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CNA SURETY CORPORATION                                          ANALYST CONTACT:
CNA Plaza                                                          John Heneghan
Chicago  IL  60685                                                  312-822-1908
                                                           john.heneghan@cna.com

                                                                  MEDIA CONTACT:
                                                                   Doreen Lubeck
                                                                    773-583-4331
--------------------------------------------------------------------------------



                                                           FOR IMMEDIATE RELEASE

CNA SURETY ANNOUNCES 32% INCREASE IN THIRD QUARTER NET INCOME

         CHICAGO, November 1, 1999 -- CNA Surety Corporation (NYSE:SUR) today reported higher operating earnings for the third quarter ended September 30, 1999, driven by increased premiums for surety bonds that support public construction projects and continued favorable loss experience. Highlights of the 1999 third quarter results compared with the same period in 1998 include:

- Net income increased 32 percent to $15.2 million, or 34 cents per share, compared with $11.5 million, or 26 cents per share, in 1998.

- Operating earnings, after income taxes, increased 34 percent to $15.2 million, or 34 cents per share, from $11.4 million, or 26 cents per share, in 1998.

-        Net written premiums increased 13 percent to $79.0 million.

-        Underwriting income increased 22 percent to $19.9 million.

- Combined ratio improved to 72.4 percent for the third quarter of 1999 compared to 76.7 percent in 1998, and the loss ratio improved to
         13.1 percent from 18.0 percent.

         Mark C. Vonnahme, President and Chief Executive Officer, stated, "Our third quarter operating results continued to demonstrate our competitive advantages with record levels of quarterly revenue and operating earnings. Net written premium growth of 13% for the quarter reflects the diversity of our product portfolio led by significant expansion internationally and continued strength in our standard contract business. CNA Surety has consistently delivered highly profitable underwriting results. Our combined ratio improved to
72.4 percent for the quarter as generally favorable loss experience continued." For the nine month period ended September 30, 1999, net income increased 27 percent to $41.1 million, or 93 cents per share, compared to $32.5 million, or 74 cents per share, in 1998. Operating earnings, after income taxes, increased 26 percent to $40.8 million, or 92 cents per share, from $32.3 million, or 74 cents per share, in 1998. These increases in operating results were primarily attributable to continued profitable underwriting activity. Operating earnings for the third quarter and nine months ended September 30, 1999 also benefited from higher after-tax investment income and reduced interest expense.
                                     -more-


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         For the third quarter of 1999, net written premiums increased 13 percent to $79.0 million. Excluding international reinsurance business assumed from CNA Reinsurance Company, Limited (London), core direct net written premiums increased 13 percent to $76.0 million for the quarter. Net written premiums for contract surety increased $7.3 million, or 21 percent, for the 1999 third quarter to $42.5 million. The $7.3 million increase was due to favorable economic conditions for public construction nationwide and an increase of $4.4 million of direct international premium. Net written premiums for core direct commercial surety increased 4 percent to $27.7 million. Net written premiums for the nine months ended September 30, 1999 increased 10 percent to $224.5 million with contract surety and commercial surety up 15 percent and 5 percent, respectively.
         Underwriting income for the 1999 third quarter increased $3.6 million, or 22 percent, to $19.9 million. The company's loss and combined ratios were
13.1 percent and 72.4 percent, respectively, for the third quarter of 1999 compared with loss and combined ratios for the comparable 1998 quarter of 18.0 percent and 76.7 percent, respectively. The loss and combined ratios for the third quarter of 1999 include favorable loss reserve development of $4.7 million compared with favorable loss reserve development of $0.3 million for the third quarter of 1998. The expense ratio increased 0.6 percentage points to 59.3 percent in the third quarter of 1999 compared with the expense ratio of 58.7 percent in the comparable quarter of 1998, as operating expenses increased 4 percent and net earned premiums increased at a lower rate of 3 percent.
         For the nine months ended September 30, 1999, underwriting income increased $8.2 million, or 19 percent, to $52.0 million. The loss and combined ratios were 15.8 percent and 75.2 percent, respectively, for the nine months ended September 30, 1999, compared to 17.9 percent and 77.2 percent, respectively, for the same period in 1998. The loss and combined ratios for the nine months ended September 30, 1999 and the comparable period of 1998 include favorable loss reserve development of $8.8 million and $1.9 million, respectively. The expense ratio remained stable with a slight increase of 0.1 percentage points to 59.4 percent for the nine months ended September 30, 1999.
         Through October 31, 1999, the Company has repurchased approximately 532,000 of its shares at an aggregate cost of $6.0 million under its share repurchase program. Depending on market conditions, additional shares may be purchased from time to time in the open market or otherwise.
         CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiaries, Western Surety Company and Universal Surety of America, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 37,000 independent agencies. Visit us at www.cnasurety.com on the World Wide Web.
         CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.


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CNA SURETY CORPORATION
     Press Release Investor Data
     {Amounts in thousands, except per share data}


                                                              THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                 SEPTEMBER 30,              SEPTEMBER 30,
                                                              ------------------         -----------------
                                                               1999       1998           1999           1998
                                                               ----       ----           ----           ----
     OPERATING RESULTS:

     Gross written premiums                                 $ 80,718    $ 71,883    $   230,423     $   210,876
                                                            ========    ========       ========        ========

     Net written premiums                                   $ 78,968    $ 69,871    $   224,503     $   204,816
                                                            ========    ========       ========        ========

     Revenues:
       Net earned premiums                                  $ 72,009    $ 69,781    $   209,567     $   191,804
       Net investment income                                   6,387       5,366         18,900          18,232
       Net investment gains                                        6         178            426             222
                                                            --------    --------       --------        --------
          Total revenues                                      78,402    $ 75,325    $   228,893     $   210,258
                                                            --------    --------       --------        --------


     Expenses:
       Net losses and loss adjustment expenses               9,447         12,552         33,119          34,328
       Net commissions, brokerage and
            other underwriting                              42,661         40,944        124,477         113,712
       Interest expense                                      1,464          1,847          4,284           5,505
       Amortization of intangible assets                     1,508          1,475          4,458           4,425
                                                          --------       --------       --------        --------
          Total expenses                                    55,080         56,818        166,338         157,970
                                                          --------       --------       --------        --------

     Income before income taxes                             23,322         18,507         62,555          52,288

     Income taxes                                            8,118          7,025         21,470          19,834
                                                          --------       --------       --------        --------

     NET INCOME                                           $ 15,204    $    11,482    $    41,085     $    32,454
                                                          ========       ========       ========        ========

     Basic earnings per common share                         $0.34          $0.26         $ 0.93           $0.74
                                                           =======          =====         ======           =====

     Diluted earnings per common share                       $0.34         $0.26          $ 0.93           $0.74
                                                           =======         =====          ======           =====

     Basic weighted average shares outstanding              44,102         44,033         44,100          43,598
                                                          ========       ========       ========        ========

     Diluted weighted average shares outstanding            44,261         44,155         44,245          43,764
                                                          ========       ========       ========        ========


     OPERATING EARNINGS, AFTER INCOME TAXES:
     Net income                                           $ 15,204    $    11,482    $    41,085     $    32,454
     Net investment gains                                       (4)          (116)          (277)          (144)
                                                          --------       --------       --------         -------

     Operating earnings                                   $ 15,200    $    11,366    $    40,808     $    32,310
                                                          ========       ========       ========        ========

     DILUTED PER SHARE DATA:
     Net income                                            $ 0.34           $0.26           $0.93        $  0.74
     Net investment gains                                      --              --           (0.01)            --
                                                           ------          ------         ---------      -------
     OPERATING EARNINGS                                    $ 0.34           $0.26           $0.92        $  0.74
                                                           =======         ======         =======        =======


---------------------------------------
See notes to Press Release Investor Data on page 4.






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
CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}


                                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                 SEPTEMBER 30,
                                                                -------------------           -------------------
                                                               1999            1998           1999           1998
                                                               ----            ----           ----           ----
     UNDERWRITING RESULTS:

     Net written premiums:
       Contract                                             $    42,469    $    35,218    $   109,966     $    95,550
       Commercial                                                30,722         29,262         96,117          91,723
       Fidelity and other                                         5,777          5,391         18,420          17,543
                                                            -----------    -----------    -----------     -----------
                                                            $    78,968    $    69,871    $   224,503     $   204,816
                                                            ===========    ===========    ===========     ===========

     Net earned premiums                                    $    72,009    $    69,781    $   209,567     $   191,804
     Net losses and loss adjustment expenses (1)                  9,447         12,552         33,119          34,328
     Net commissions, brokerage and other
           underwriting expenses                                 42,661         40,944        124,477         113,712
                                                            -----------    -----------    -----------     -----------
     Underwriting income                                    $    19,901    $    16,285    $    51,971     $    43,764
                                                            ===========    ===========    ===========     ===========

     Loss ratio (1)                                               13.1%          18.0%          15.8%            17.9%
     Expense ratio                                                 59.3           58.7           59.4            59.3
                                                            -----------    -----------    -----------     -----------
     Combined ratio (1)                                            72.4%          76.7%          75.2 %          77.2%
                                                            ===========    ===========    ===========     ===========


                                                                                          SEPTEMBER 30,   DECEMBER 31,
     CONSOLIDATED BALANCE SHEET DATA:                                                         1999           1998
                                                                                          -----------     -----------
     Invested assets and cash                                                             $   517,074     $   505,355
     Intangible assets, net                                                                   157,504         156,062
     Total assets                                                                             844,371         819,370

     Insurance reserves                                                                       348,954         333,728
     Long-term debt                                                                           101,900         113,000
     Total stockholders' equity                                                               326,915         309,897

     Book value per share                                                                     $  7.42          $ 7.03
                                                                                              =======        ========

     Outstanding shares                                                                        44,077          44,093
                                                                                              =======        ========

----------------------------------------
NOTES TO PRESS RELEASE INVESTOR DATA

(1) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were reductions, were $4,728 or 6.6% and $261 or 0.4% for three months ended September 30, 1999 and 1998 and $8,841 or 4.2% and $1,942 or 1.0% for nine months ended September 30, 1999 and 1998, respectively.


     "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in CNA Surety Corporation's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.










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